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EXHIBIT 23.3

              CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                  ---------------------------------------------

We consent to the incorporation by reference in the Form S-8 of Allis-Chalmers Energy Inc. of our report dated April 8, 2005 with respect to the consolidated financial statements of Allis-Chalmers Energy Inc. as of December 31, 2004, and for the year ended December 31, 2004.






                              /s/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
                              ---------------------------------------------

HOUSTON, TEXAS
JULY 29, 2005